Explanatory Note:

Gryphon Online Safety, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12.

PART III

INDEX TO EXHIBITS

1.1	Issuer Agreement with SI Securities, LLC*

2.1	Amended and Restated Certificate of Incorporation*

2.2	Amended and Restated Bylaws*

3.1	Form of Amended and Restated Investor Rights Agreement*

3.2	Form of Amended and Restated Right of First Refusal and Co-Sale Agreement*

3.3	Form of Amended and Restated Voting Agreement*

4.1	Form of Subscription Agreement (SeedInvest)*

4.2	Form of Subscription Agreement (Direct)*

8.1	Form of Escrow Agreement*

11	Auditor’s Consent*

12	Opinion of CrowdCheck Law LLP

13	Testing the waters materials*

*Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on March 29, 2021.

Gryphon Online Safety, Inc.

/s/ John Wu

By John Wu
CEO of Gryphon Online Safety, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John Wu

John Wu, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director

Date: March 29, 2021

/s/ Arup Bhattacharya
Arup Bhattacharya, Director
Date: March 29, 2021

/s/ Sanjeev Kumar
Sanjeev Kumar, Director
Date: March 29, 2021